                                                                     EXHIBIT 4.4


                               ARADIGM CORPORATION

                          SECURITIES PURCHASE AGREEMENT

                                DECEMBER 11, 2001

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                                TABLE OF CONTENTS

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                                                                                          PAGE

ARTICLE 1      AUTHORIZATION AND SALE OF PREFERRED SHARES AND WARRANTS.......................1

        1.1    Authorization.................................................................1

        1.2    Sale of Preferred Shares and Warrants.........................................1

ARTICLE 2      CLOSING DATE; DELIVERY........................................................1

        2.1    Closing Date..................................................................1

        2.2    Delivery......................................................................2

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................2

        3.1    Organization and Standing.....................................................2

        3.2    Corporate Power; Authorization................................................2

        3.3    Issuance and Delivery of the Shares...........................................2

        3.4    SEC Documents; Financial Statements...........................................3

        3.5    Governmental Consents.........................................................3

        3.6    No Material Adverse Change....................................................3

        3.7    Authorized Capital Stock......................................................4

        3.8    Litigation....................................................................4

        3.9    Eligibility to Use Form S-3...................................................4

ARTICLE 4      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS...................4

        4.1    Authorization.................................................................4

        4.2    Investment Experience.........................................................4

        4.3    Investment Intent.............................................................5

        4.4    Registration or Exemption Requirements........................................5

        4.5    Dispositions..................................................................5

        4.6    No Legal, Tax or Investment Advice............................................5

        4.7    Confidentiality...............................................................5

        4.8    Residency.....................................................................6

        4.9    Governmental Review...........................................................6

        4.10   Legend........................................................................6

        4.11   Foreign Investors.............................................................6

ARTICLE 5      CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS...............................7

        5.1    Representations and Warranties................................................7
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
        5.2    Covenants.....................................................................7

        5.3    Certificates..................................................................7

        5.4    Legal Opinion.................................................................7

        5.5    Board of Directors............................................................7

ARTICLE 6      CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY..................................7

        6.1    Receipt of Payment............................................................7

        6.2    Representations and Warranties................................................7

        6.3    Covenants.....................................................................8

        6.4    Delivery of Purchaser Questionnaire...........................................8

ARTICLE 7      COVENANTS.....................................................................8

        7.1    Definitions...................................................................8

        7.2    Registration Procedures and Expenses..........................................8

        7.3    Delay in Effectiveness.......................................................10

        7.4    Indemnification..............................................................10

        7.5    Prospectus Delivery..........................................................11

        7.6    Termination of Obligations...................................................12

        7.7    Reporting Requirements.......................................................12

        7.8    Common Increase..............................................................12

        7.9    Board of Directors...........................................................12

        7.10   No Sale of Additional Shares.................................................12

ARTICLE 8      RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH
               SECURITIES ACT...............................................................13

        8.1    Restrictions on Transferability..............................................13

        8.2    Instruction Sheet............................................................13

        8.3    Transfer of Securities.......................................................13

        8.4    Purchaser Information........................................................14

ARTICLE 9      MISCELLANEOUS................................................................14

        9.1    Waivers and Amendments.......................................................14

        9.2    Broker's Fee.................................................................14

        9.3    Governing Law................................................................14
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                                       ii
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
        9.4    Survival.....................................................................14

        9.5    Successors and Assigns.......................................................14

        9.6    Entire Agreement.............................................................14

        9.7    Notices, etc.................................................................14

        9.8    Severability of this Agreement...............................................15

        9.9    Counterparts.................................................................15

        9.10   Further Assurances...........................................................15

        9.11   Expenses.....................................................................15

        9.12   Currency.....................................................................15

        9.13   Waiver of Conflicts..........................................................15
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Exhibit A - Schedule of Purchasers
Exhibit B - Form of Warrant
Exhibit C - Form of Certificate of Determination
Exhibit D - Form of Purchaser's Questionnaire
Exhibit E - Form of Company Counsel Opinion
Exhibit F - Instruction Sheet
Exhibit G - Form of Purchaser's Certificate of Subsequent Sale

                               ARADIGM CORPORATION

                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 11, 2001, by and among ARADIGM CORPORATION, a California corporation (the "COMPANY") with its principal office at 3929 Point Eden Way, Hayward, California 94545, and the persons listed on the Schedule of Purchasers attached hereto as EXHIBIT A (the "PURCHASERS").

                                   ARTICLE 1

             AUTHORIZATION AND SALE OF PREFERRED SHARES AND WARRANTS

     1.1 AUTHORIZATION. The Company has authorized (a) the sale and issuance of up to two million one thousand two hundred thirty-six (2,001,236) shares of its Series A Convertible Preferred Stock (the "PREFERRED SHARES"), (b) the sale and issuance of warrants, in the form attached hereto as EXHIBIT B (the "WARRANTS"), to purchase up to five million two hundred three thousand two hundred twelve (5,203,212) shares of the Company's Common Stock (the "COMMON STOCK") pursuant to this Agreement and (c) the issuance of such shares of the Company's Common Stock to be issued upon conversion of the Preferred Shares (the "CONVERSION SHARES"). The Preferred Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Determination of the Company, in the form attached hereto as EXHIBIT C (the "CERTIFICATE").

     1.2 SALE OF PREFERRED SHARES AND WARRANTS. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company:

          (a) Preferred Shares in the amount and at the purchase price set forth opposite each Purchaser's name on EXHIBIT A; and

          (b) Warrants to purchase five million two hundred three thousand two hundred twelve (5,203,212) shares of the Company's Common Stock, at an exercise price equal to $6.97 per share of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES". The Preferred Shares, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "SHARES". The Shares and the Warrants are collectively referred to herein as the "SECURITIES".

                                       1.

                                   ARTICLE 2

                             CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The closing of the purchase and sale of the Preferred Shares and Warrants hereunder (the "CLOSING") shall be held at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, at 10:00 a.m. California time on the date that is one (1) business day following the Company's receipt of confirmation by the Secretary of State of the State of California of acceptance of the Certificate, or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Preferred Shares shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE".

     2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a duly executed Warrant and a certificate representing the number of Preferred Shares to be purchased by such Purchaser, registered in the Purchaser's name as shown on EXHIBIT A. Such delivery shall be against payment of the purchase price therefor by wire transfer of immediately available funds to the Company in accordance with the Company's written wiring instructions in the amounts set forth on EXHIBIT A.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as of the Closing Date as follows:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing as a domestic corporation under the laws of said state.

     3.2 CORPORATE POWER; AUTHORIZATION. Subject to the Common Increase, the Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Preferred Shares and Warrants, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes, and upon execution and delivery by the Company of the Warrants, the Warrants will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Preferred Shares and the Warrants by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Articles of Incorporation or Bylaws of the Company or any statute, law, rule or regulation or any state or

                                       2.

federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

     3.3 ISSUANCE AND DELIVERY OF THE SHARES. The rights, preferences and privileges and restrictions of the Preferred Shares are as stated in the Certificate. When issued in compliance with the provisions of this Agreement and the Certificate, the Preferred Shares will be validly issued, fully paid and nonassessable. The Conversion Shares are duly and validly reserved for issuance and when issued in compliance with the provisions of the Certificate, the Conversion Shares will be validly issued, fully paid and nonassessable. Upon exercise of the Warrants in accordance with the terms thereof and following the increase in the number of shares of Common Stock authorized to one hundred million (100,000,000) (the "COMMON INCREASE"), the Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Preferred Shares and the Warrants is not subject to preemptive or any other similar rights of the shareholders of the Company or any liens or encumbrances, except for rights created in connection with the Common Stock Purchase Agreement, dated as of November 3, 2000, by and between the Company and Acqua Wellington North American Equities Fund, Ltd.

     3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS. Each report or proxy statement delivered to the Purchasers is a true and complete copy of such document as filed by the Company with the Securities and Exchange Commission (the "SEC"). The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC DOCUMENTS") complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "FINANCIAL Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes).

     3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Preferred Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of Form S-3 and all amendments thereto with the SEC as contemplated by
Section 7.2 of this Agreement, (c) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market and (d) those necessary to effectuate the Common Increase.

                                       3.

     3.6 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed herein or in the SEC Documents, since September 30, 2001, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse.

     3.7 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (a) forty million (40,000,000) shares of Common Stock, no par value, of which, as of November 28, 2001, twenty-nine million five hundred thirty-six thousand three hundred eighty-three (29,536,383) shares were outstanding, and
(b) five million (5,000,000) shares of Preferred Stock, no par value, two hundred thirty thousand (230,000) shares of which are designated Series A Junior Participating Preferred Stock, none of which shares is currently outstanding, and one million nine hundred thousand (1,900,000) of which are designated Series A Convertible Preferred Stock, none of which shares is currently outstanding.

     3.8 LITIGATION. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) could have a material adverse effect on the Company's properties or assets or the business of the Company as currently conducted or (b) could impair the ability of the Company to perform in any material respect its obligations under this Agreement.

     3.9 ELIGIBILITY TO USE FORM S-3. The Company is eligible to use Form S-3 for the registration of its securities under the Securities Act which are offered in transactions involving secondary offerings.

                                   ARTICLE 4

                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     Each Purchaser hereby severally represents and warrants to the Company, effective as of the Closing Date, as follows:

     4.1 AUTHORIZATION. Purchaser represents and warrants to the Company that:
(a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Preferred Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and
(ii) as limited by equitable principles generally.

     4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the

                                       4.

Company to reach an informed and knowledgeable decision to acquire the Preferred Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Preferred Shares and Warrants.

     4.3 INVESTMENT INTENT. Purchaser is purchasing the Preferred Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Preferred Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Questionnaire attached hereto as EXHIBIT D for use in preparation of the Registration Statement (as defined below), and the responses provided therein shall be true and correct as of the Closing Date and will be true and correct as of the effective date of the Registration Statement. Purchaser has, in connection with its decision to purchase the Preferred Shares and the Warrants, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

     4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

     4.5 DISPOSITIONS. Purchaser will not, prior to the effectiveness of the Registration Statement, if then prohibited by law or regulation, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "DISPOSITION") the Securities, nor will such Purchaser engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Securities by such Purchaser or any person or entity. In addition, the Purchaser agrees that for so long as it owns any Shares, it will not enter into any Short Sales. For such purposes, a "Short Sale" by the Purchaser means a short sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Shares, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser.

     4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Preferred Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares and the Warrants.

                                       5.

     4.7 CONFIDENTIALITY. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Securities hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Securities hereunder or (b) this Agreement is terminated; provided, however, that the foregoing provision of this Section 4.7 shall not apply if the Company does not issue a press release concerning the Agreement and the placement of the Securities hereunder within two (2) days of the Closing.

     4.8 RESIDENCY. Purchaser's principal executive officers are in the jurisdiction set forth immediately below Purchaser's name of the signature pages hereto.

     4.9 GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the Warrants.

     4.10 LEGEND. Purchaser understands that, until such time as the Registration Statement (as defined below) has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

     4.11 FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares and the Warrants or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Preferred Shares and the Warrants, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Purchaser's subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser's jurisdiction.

                                       6.

                                   ARTICLE 5

                 CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

     Each Purchaser's obligation to purchase the Preferred Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 CERTIFICATES. The Company shall have delivered to the Purchasers duly executed certificates for the Preferred Shares and the Warrants (in such denominations as set forth opposite each Purchaser's name on EXHIBIT A).

     5.4 LEGAL OPINION. The Purchasers shall have received on the Closing Date an opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, to the effect set forth in EXHIBIT E.

     5.5 BOARD OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be eight (8) members and John Nehra shall be a member of the Board of Directors.

                                   ARTICLE 6

                  CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

     The Company's obligation to sell and issue the Preferred Shares and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     6.1 RECEIPT OF PAYMENT. The Purchasers shall have delivered payment of the purchase price to the Company for the Preferred Shares and the Warrants being issued hereunder.

     6.2 REPRESENTATIONS AND WARRANTIES. The representations made by the Purchasers in Article 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

                                       7.

     6.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.4 DELIVERY OF PURCHASER QUESTIONNAIRE. The Company shall have received from each Purchaser a fully completed Purchaser Questionnaire in the form attached hereto as EXHIBIT D prior to the Closing for the Company's use in preparing the Registration Statement pursuant to Article 7 below.

                                    ARTICLE 7

                                    COVENANTS

     7.1 DEFINITIONS. For the purpose of this Article 7:

          (a) the term "REGISTRATION STATEMENT" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

          (b) the term "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (c) the term "REGISTRABLE SHARES" shall mean all of the Conversion Shares and the Warrant Shares.

     7.2 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

          (a) use its best efforts to (i) file a Registration Statement with the SEC within thirty (30) days following the Closing Date to register such of the Registrable Shares as have been duly authorized for issuance by the Company as of the date of filing on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by the Purchasers, and (ii) as soon as reasonably practicable once the portion of the Registrable Shares that were not registered in the Registration Statement filed under clause (i) above (the "REMAINING REGISTRABLE SHARES") have been duly authorized for issuance by the Company, to amend the Registration Statement filed under clause (i) above, or file another substantially similar Registration Statement with the SEC, to register for resale from time to time by the Purchasers all of the Remaining Registrable Shares;

          (b) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause any such Registration Statement filed pursuant to clauses (i) and (ii) of Section 7.2(a) above to become effective as promptly after filing of such Registration Statement as practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") that is thirty (30) days following the date of the initial filing of such Registration Statement with the SEC; provided, however, that in the event that a Registration Statement is

                                       8.

reviewed by the SEC, then the Effectiveness Deadline Date shall mean, with respect to any Registration Statement, the date that is one hundred (120) days following the Closing Date;

          (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.6 below, subject to the Company's right to suspend pursuant to Section 7.5;

          (d) furnish to each Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

          (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by each Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (f) advise each Purchaser promptly:

               (i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

               (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

               (iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

          (g) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

          (h) bear all expenses in connection with the procedures in paragraphs
(a) through (g) of this Section 7.2 and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

     7.3 DELAY IN EFFECTIVENESS. If the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, then for each thirty (30) day period following the Effectiveness Deadline Date, until but excluding the date the Registration Statement is declared effective, the Company shall, for such period, pay each Purchaser, as liquidated damages and not as a penalty, an amount equal to one percent (1%) of the purchase

                                       9.

price of the Preferred Shares purchased by such Purchaser hereunder, for such period (or prorated for any partial period); and for any such period, such payment shall be made no later than the first business day of the calendar month next succeeding the last month in which such period occurs. The parties hereto agree that the liquidated damages provided for in this Section 7.3 constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Registration Statement to be declared effective in accordance with the provisions hereof.

     7.4 INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or any breach of this Agreement by Purchaser.

          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 5 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or any untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this
Section 7.4(b) exceed the net proceeds from the offering received by such Purchaser.

                                      10.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the "ADVANCE INDEMNIFICATION PAYMENT") to the indemnified party. In the event that the indemnified party's actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party's actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

          (e) If the indemnification provided for in this Section 7.4 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities.

     7.5 PROSPECTUS DELIVERY. Each Purchaser hereby covenants with the Company not to make any sale of the Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said

                                      11.

prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such suspension periods shall in no event exceed sixty (60) days in any twelve (12) month period.

     7.6 TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to
Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144, or (c) the third anniversary of the Closing Date.

     7.7 REPORTING REQUIREMENTS.

          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) so long as any of the Purchasers own Registrable Shares, to furnish to such Purchaser forthwith upon request (1) a written statement by the Company as to whether it is in compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

     7.8 COMMON INCREASE. The Company shall take all action necessary to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the approval of the Common Increase.

     7.9 BOARD OF DIRECTORS. Following the Closing, New Enterprise Associates 10, Limited Partnership may nominate an independent director with relevant industry experience to be elected to the Board of Directors of the Company, subject to the prior approval of a majority of the members of the Board of Directors, excluding John Nehra.

     7.10 NO SALE OF ADDITIONAL SHARES. The Company agrees that, until the holders of the Company's Common Stock and the holders of the Preferred Shares have approved the Common Increase, the Company will not exercise its right under the Stock Purchase Agreement dated as of October 22, 2001 (the "NOVO PURCHASE AGREEMENT") between the Company and Novo Nordisk Pharmaceuticals, Inc. ("NOVO NORDISK") to sell Additional Shares (as defined in the Novo Purchase Agreement) to Novo Nordisk.

                                      12.

                                   ARTICLE 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

     8.1 RESTRICTIONS ON TRANSFERABILITY. The Securities shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Securities in order to enforce the foregoing restrictions.

     8.2 INSTRUCTION SHEET. Each certificate representing Shares shall bear the Instruction Sheet attached hereto as EXHIBIT F (in addition to any legends required under applicable securities laws).

     8.3 TRANSFER OF SECURITIES.

          (a) Each Purchaser hereby covenants with the Company not to make any sale of the Securities except:

               (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus; or

               (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144; or

               (iii) (A) If the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

          (b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (iv) an individual transferring to the Purchaser's family member or trust for the benefit of an individual Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

          (c) Purchaser further acknowledges and agrees that such Securities are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Securities is accompanied by a separate certificate executed by an

                                      13.

officer of, or other person duly authorized by, the Purchaser in the form attached hereto as EXHIBIT G.

     8.4 PURCHASER INFORMATION. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or such Purchaser's "Plan of Distribution."

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 WAIVERS AND AMENDMENTS. With the exception of Article 7 hereof, the terms of this Agreement may be waived or amended with the written consent of the Company and each Purchaser. With respect to Article 7 hereof, with the written consent of the Company and the record holders of more than fifty percent (50%) of the Shares then outstanding and held by Purchasers, the terms of this Agreement may be waived or amended and any such amendment or waiver shall be binding upon the Company and all holders of Shares.

     9.2 BROKER'S FEE. Each Purchaser acknowledges that the Company intends to pay a fee in respect of the sale of the Securities to SG Cowen. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of Securities to the Purchasers.

     9.3 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

     9.4 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

     9.5 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of a Purchaser's Securities on the books of the Company in accordance with the terms of Sections 8.3(a)(iii) and 8.3(b), the Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, no Purchaser shall assign this Agreement without the prior written consent of the Company.

     9.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

     9.7 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on EXHIBIT A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be

                                      14.

effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

     9.8 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     9.10 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.11 EXPENSES. The Company shall bear the expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel. The Company agrees to reimburse the Purchasers for the reasonable fees of one legal counsel (in an amount not to exceed twenty-five thousand dollars ($25,000)) incurred by them with respect to this Agreement and the transactions contemplated hereby.

     9.12 CURRENCY. All references to "dollars" or "$" in this Agreement shall be deemed to refer to United States dollars.

     9.13 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("COOLEY GODWARD"), has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

                                      15.

     The foregoing agreement is hereby executed as of the date first above written.

                                    ARADIGM CORPORATION,
                                    a California corporation


                                    By: /s/ Richard P. Thompson
                                        ----------------------------------------

                                    Name: Richard P. Thompson
                                          --------------------------------------

                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                        NEW ENTERPRISE ASSOCIATES 10, LIMITED
                                        PARTNERSHIP

                                        By: NEA Partners 10, Limited Partnership


                                            Name: /s/ C. Richard Kramlich
                                                  ------------------------------

                                            By: C. Richard Kramlich
                                                --------------------------------

                                            Title: General Partner
                                                  ------------------------------


                                        DOMAIN PUBLIC EQUITY PARTNERS L.P.


                                        By: /s/ Nicole Vitullo
                                            ------------------------------------

                                        Name: Nicole Vitullo
                                              ----------------------------------

                                        Title: Managing Member
                                               ---------------------------------


                                        MPM BIOEQUITIES MASTER FUND LP

                                        Name: /s/ Kurt von Ernster
                                              ----------------------------------

                                        By: Kurt von Ernster
                                            ------------------------------------

                                        Title: Managing Member
                                               ---------------------------------


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                     FEDERATED KAUFMANN FUND

                                     By Federated Investment Management Company, as attorney in fact for Federated Kaufmann Fund

                                        By: /s/ G. Andrew Bonnewell
                                            ------------------------------------

                                        Name: G. Andrew Bonnewell
                                              ----------------------------------

                                        Title: Vice President
                                               ---------------------------------


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                        CAMDEN PARTNERS STRATEGIC FUND II-A,
                                        L.P.

                                        By its General Partner: Camden Partners
                                        Strategic II, LLC

                                            By: /s/ Richard M. Johnston
                                                --------------------------------
                                            Name: Richard M. Johnston
                                            Title: Managing Member

                                        CAMDEN PARTNERS STRATEGIC FUND II-B,
                                        L.P.

                                        By its General Partner: Camden Partners
                                        Strategic II, LLC

                                            Name: /s/ Richard M. Johnston
                                                  ------------------------------
                                            By: Richard M. Johnston
                                            Title: Managing Member


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                        CASTLE CREEK HEALTHCARE PARTNERS,
                                        LLC

                                        BY: CASTLE CREEK PARTNERS, LLC,
                                            Investment Manager

                                            By: /s/ Thomas A. Frei
                                                --------------------------------
                                                Thomas A. Frei
                                                Managing Director


                                        CC LIFESCIENCE, LTD.

                                        BY: CASTLE CREEK LIFESCIENCE PARTNERS,
                                            LLC
                                            Investment Manager

                                            By: /s/ Thomas A. Frei
                                                --------------------------------
                                                Thomas A. Frei
                                                Authorized Individual


                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

                                    EXHIBIT A


                             SCHEDULE OF PURCHASERS

PURCHASER                                            PURCHASE        PREFERRED          WARRANTS
                                                        PRICE           SHARES
New Enterprise Associates 10, Limited          $24,999,979.40        1,033,057         2,685,948
Partnership
1119 St. Paul Street
Baltimore, Maryland 21202
Tel: (410) 244-0115
Fax: (410) 752-7721
Attn: John Nehra

State or Country of Residence: Maryland

Domain Public Equity Partners L.P.               3,749,983.60          154,958           402,890
One Palmer Square, Suite 515
Princeton, New Jersey 08542
Tel: (609) 683-5656
Fax: (609) 683-4581
Attn: Nicole Vitullo

State or Country of Residence:
New Jersey

Camden Partners Strategic Fund II-A, L.P.        3,426,720.00          141,600           368,160
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, MD 21202
Tel: (410) 895-3800
Fax: (410) 895-3805
Attn: Richard M. Johnston

State or Country of Residence:
Maryland

Camden Partners Strategic Fund II-B, L.P.          203,280.00            8,400            21,840
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, MD 21202
Tel: (410) 895-3800
Fax: (410) 895-3805
Attn: Richard M. Johnston

State or Country of Residence:
Maryland

                                      A-1.

Castle Creek Healthcare Partners LLC             2,499,981.00          103,305           268,593
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604
Tel: (312) 499-6900
Fax: (312) 499-6999
Attn: Thomas A. Frei

State or Country of Residence:
Illinois

CC Lifescience, Ltd.                             2,499,981.00          103,305           268,593
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604
Tel: (312) 499-6900
Fax: (312) 499-6999
Attn: Thomas A. Frei

State or Country of Residence:
Illinois

MPM BioEquities Master Fund LP                   4,999,986.20          206,611           537,188
601 Gateway Blvd., Suite 360
South San Francisco, California 94080
Tel: (650) 553-3357
Fax: (650) 553-3301
Attn: Jake Nunn

State or Country of Residence:
California

Federated Kaufmann Fund                          6,050,000.00          250,000           650,000
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Tel: (412) 288-1412
Fax: (412) 288-8141
Attn: G. Andrew Bonnewell
      Legal Department - Federated
      Investors, Inc.

State or Country of Residence:
California


TOTAL                                          $48,429,911.20        2,001,236         5,203,212

                                      A-2.

                                                                       EXHIBIT B
                                                to Securities Purchase Agreement


THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               ARADIGM CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                                                               DECEMBER 14, 2001

                          VOID AFTER DECEMBER 14, 2006

     THIS CERTIFIES THAT, for value received, ___________________________, with its principal office at __________________________, or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Aradigm Corporation, a California corporation, with its principal office at 3929 Point Eden Way, Hayward, CA 94545 (the "Company") up to ____________________ (_____) shares of the Common Stock of the Company (the "Common Stock").

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

          (a) "Exercise Period" shall mean the period commencing with the date that is the earlier of (i) the increase in the number of authorized shares of Common Stock to a number that is sufficient to permit exercise of this Warrant (the "Common Increase") and (ii) May 31, 2002, and ending five (5) years from the date hereof, unless sooner terminated as provided below.

          (b) "Exercise Price" shall mean $6.97 per share, subject to adjustment pursuant to Section 5 below.

          (c) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

          (a) An executed Notice of Exercise in the form attached hereto;

          (b) Payment of the Exercise Price either (i) in cash or by check, or
(ii) by cancellation of indebtedness; and

                                       1.

          (c) This Warrant.

     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

               X = Y (A-B)
                   -------
                      A

     Where X = the number of shares of Common Stock to be issued to the Holder

           Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

           A = the fair market value of one share of the Company's Common Stock
               (at the date of such calculation)

           B = Exercise Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq National Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales

                                       2.

price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

     3. COVENANTS OF THE COMPANY.

     3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. If by May 31, 2002 the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, then for each thirty (30) day period following May 31, 2002, until but excluding the date of the Common Increase, the Company shall, for such period (or prorated for any partial period), issue to the Holder a warrant to purchase ____________ shares of Common Stock; and for any such period, such warrant shall be issued no later than the first business day of the calendar month next succeeding the last month in which such period occurs.

     3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

     3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                                       3.

     4. REPRESENTATIONS OF HOLDER.

     4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

     4.2 SECURITIES ARE NOT REGISTERED.

          (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

          (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of
Section 7 of the Securities Purchase Agreement.

          (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

     4.3 DISPOSITION OF WARRANT AND EXERCISE SHARES.

          (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

               (i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

               (ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

               (iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the

                                       4.

Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

          (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     5.   ADJUSTMENT OF EXERCISE PRICE.

          (a) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

          (b) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

               (i) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in section 5(a) above),

               (ii) any cash paid or payable otherwise than as a cash dividend, or

               (iii) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had he been the holder of record of

                                       5.

such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. NO SHAREHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at ___________________ or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

     11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

                                       6.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 14, 2001.

                                ARADIGM CORPORATION

                                By:
                                    --------------------------------------------


                                Name: Richard P. Thompson

                                Title: President and Chief Executive Officer

                                Address: 3929 Point Eden Way, Hayward, CA  94545

                               NOTICE OF EXERCISE

TO:  ARADIGM CORPORATION

     (1) [ ] The undersigned hereby elects to purchase ________ shares of the Common Stock of ARADIGM CORPORATION (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         [ ] The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ------------------------

                            ------------------------
                                    (Address)

     (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Securities Purchase Agreement dated as of December 11, 2001 by and among the Company and the purchasers named therein; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available;
(v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and
(vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

-------------------------------------   ----------------------------------------
(Date)                                  (Signature)


                                        ----------------------------------------
                                        (Print name)

                                       2.

                                 ASSIGNMENT FORM

                  (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
      --------------------------------------------------------------------------
                                 (Please Print)

Address:
         -----------------------------------------------------------------------
                                 (Please Print)

Dated:             , 20
       ------------    --

Holder's
Signature:
           ----------------------------------------------

Holder's
Address:
         ------------------------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT C
                                                to Securities Purchase Agreement


                               ARADIGM CORPORATION

                              AMENDED AND RESTATED

                   CERTIFICATE OF DETERMINATION OF PREFERENCES

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK


     The undersigned, Richard P. Thompson and Michael Molkentin, hereby certify that:

     A. They are the duly elected and acting President and Chief Executive Officer, and Acting Chief Financial Officer, respectively, of Aradigm Corporation, a California corporation (the "COMPANY").

     B. Pursuant to authority conferred by the Company's Amended and Restated Articles of Incorporation (the "ARTICLES OF INCORPORATION"), the board of directors of the Company (the "BOARD OF DIRECTORS") has duly adopted the following recitals and resolutions:

     WHEREAS, the Articles of Incorporation of the Company authorize a class of shares of stock known as "PREFERRED STOCK" comprising Five Million (5,000,000) shares, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series;

     WHEREAS, the Board of Directors has previously adopted resolutions to provide for the issuance of a Series A Convertible Preferred Stock of the Company and to fix and determine the rights, preferences, privileges, restrictions, and other matters relating to the said Series A Convertible Preferred Stock;

     WHEREAS, the Board of Directors now wishes to amend and restate such resolutions;

     WHEREAS, none of the shares of Series A Convertible Preferred Stock has been issued;

     NOW, THEREFORE, BE IT RESOLVED that the resolutions providing for the issuance of a Series A Convertible Preferred Stock of the Company and fixing and determining the rights, preferences, privileges, restrictions, and other matters relating to said Series A Convertible Preferred Stock are hereby amended and restated to read as follows.

     Section 1. Designation of Series Preferred. Two Million Fifty Thousand (2,050,000) shares of Preferred Stock are designated Series A Convertible Preferred Stock (the "SERIES PREFERRED") with the rights, preferences, privileges and restrictions specified herein. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series Preferred.

     Section 2. Dividend Rights.

          a. During the two (2) year period beginning the date that the first share of Series Preferred is issued (the "ORIGINAL ISSUE DATE"), the holders of Series Preferred, in preference to the holders of Common Stock of the Company ("COMMON STOCK") and the Series A Junior Participating Preferred Stock (the "JUNIOR PREFERRED STOCK") and any other stock ranking junior to the Series Preferred (collectively with the Common Stock and Junior Preferred Stock, the "JUNIOR STOCK"), shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, dividends at the rate of six percent (6%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Original Issue Date). Such dividends shall be payable only when, as and if declared by the Board of Directors, but they shall be cumulative and will accrue, whether or not declared. At the option of the Company, such dividends may be paid in either cash or stock (at a price equal to the then current market price). For purposes of this Section 2(a), the current market price of the Company's Common Stock on any dividend payment date shall be based on the closing price of the Company's Common Stock as quoted on the Nasdaq Stock Market, or, if on any day the Common Stock is not so listed, the average of the highest bid and the lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each case averaged over a period of ten (10) trading days consisting of the day as of which the current fair value of Common Stock is being determined and the nine (9) consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the over-the-counter market, the current fair market value of Common Stock shall be used, and shall be determined in good faith by the Board of Directors.

          b. The Original Issue Price of the Series Preferred shall be Twenty-Four Dollars and Twenty Cents ($24.20) per share (the "ORIGINAL ISSUE PRICE").

          c. So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock unless and until all accrued and unpaid dividends on the Series Preferred shall have first been paid or declared and set apart, except for:

               (i) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Company;

               (ii) acquisitions of Common Stock in exercise of the Company's right of first refusal to repurchase such shares; or

               (iii) any repurchase of any outstanding securities of the Company that is approved by the Board of Directors; or

               (iv) dividends payable in Common Stock that are approved by the Board of Directors.

          d. In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Series Preferred in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

          e. The holders of the Series Preferred expressly waive their rights, if any, as described in California Code Sections 502, 503 and 506 as they relate to repurchases of shares of Common Stock upon termination of employment or service as a consultant or director.

     Section 3. Liquidation Rights.

          a. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series Preferred equal to the Original Issue Price plus all accrued and unpaid dividends on the Series Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Original Issue Date) for each share of Series Preferred held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full liquidation preference of the Series Preferred as aforesaid, the assets of the Company legally available for distribution (or the consideration received in such transaction), if any, shall be distributed to the holders of any Junior Stock in accordance with the Articles of Incorporation and any other Certificate of Determination of Preferences creating a series of Preferred Stock or any similar stock.

          b. An Acquisition (as defined below) or Asset Transfer (as defined below) shall be deemed a liquidation for purposes of this Section 3. An "ACQUISITION" shall mean (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or (ii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred; provided that an Acquisition shall not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; and "ASSET TRANSFER" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

     Section 4. Conversion. The holders of the Series Preferred shall have conversion rights as follows (the "CONVERSION RIGHTS"):

          a. Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate then in effect (determined as provided in Section 4(b) by the number of shares of Series Preferred being converted.

          b. Conversion Rate. The Conversion Rate for Series Preferred in effect at any time for conversion of the Series Preferred (the "CONVERSION RATE") shall be the quotient obtained by dividing the Original Issue Price by the Conversion Price, calculated as provided in Section 4(c).

          c. Conversion Price. The Conversion Price for the Series Preferred shall initially be Six Dollars and Five Cents ($6.05) (the "CONVERSION PRICE"). Such initial Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

          d. Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender its certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that it elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series Preferred a certificate or certificates, registered in such names as are specified by the holder, for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the the shares of Series Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          e. Adjustment for Stock Splits and Combinations. If at any time or from time to time after the Original Issue Date the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          f. Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Company pays a dividend or other distribution in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:

               i. The Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction equal to:

                    (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

                    (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

               ii. If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Conversion Price shall be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

               iii. If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

          g. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(b) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               h. Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Company with or into another corporation or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 3(b) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

          i. Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Price at the time in effect and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

          j. Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(b)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(b)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The Company shall also use its reasonable efforts to furnish to the holders of Series Preferred information that is reasonably sufficient to enable such holders to make a determination as to whether it would be to their advantage to convert their shares of Series Preferred to shares of Common Stock pursuant to this Section 4 prior to any transaction listed in (ii) above.

          k. Automatic Conversion.

               i. Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, upon either (A) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company with gross proceeds to the Company (before underwriting discounts, commission and fees) of not less than Twenty-Five Million Dollars ($25,000,000), or (B) the date on which the Common Stock closing bid price has been at least seventy-five percent (75%) greater than the Conversion Price for at least twenty
(20) consecutive trading days; provided, however, that if either of the events described in clause (A) or (B) of this Section 4(k)(i) occurs at a time when insufficient authorized Common Stock is available for issuance of all shares of Common Stock issuable upon such conversion or prior to the effective date of the registration statement to be filed with the Securities and Exchange Commission registering for resale the shares of Common Stock issuable upon such conversion, then automatic conversion of the Series Preferred shares shall not immediately occur but instead shall occur at such time as sufficient authorized Common Stock is available and such registration has been declared effective.

               ii. Upon a conversion in accordance with Section 4(k)(i) above, the outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, the holders of Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred.

          l. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

          m. Reservation of Stock Issuable Upon Conversion. The Company shall use its commercially reasonable efforts at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          n. Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

          o. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

          p. No Dilution or Impairment. Without the consent of the holders of a majority of the then outstanding Series Preferred, the Company shall not amend its Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impariment.

     Section 5. No Reissuance of Series Preferred. No shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

     Section 6. Voting Rights. Each holder of shares of Series Preferred shall have a number of votes equal to the number of shares of Common Stock issuable upon conversion of such holder's shares of Series Preferred and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Amended and Restated Bylaws of the Company and shall vote with holders of the Common Stock at any annual or special meeting of the shareholders and not as a separate class, except those matters required by law to be submitted to a class vote.

     RESOLVED FURTHER, that the officers are hereby authorized and directed to prepare and file an Amended and Restated Certificate of Determination of Preferences of Series Preferred in accordance with the foregoing resolutions and the provisions of California law.

     C. The authorized number of shares of Preferred Stock of the Company is Five Million (5,000,000) shares and the number of shares constituting Series Preferred, none of which has been issued, is Two Million Fifty Thousand (2,050,000).

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of December ___, 2001.


                                        ----------------------------------------
                                        Richard P. Thompson
                                        President and Chief Executive Officer



                                        ----------------------------------------
                                        Michael Molkentin
                                        Acting Chief Financial Officer



     The undersigned, Richard P. Thompson and Michael Molkentin, the President and Chief Executive Officer, and Acting Chief Financial Officer, respectively, of ARADIGM CORPORATION, declare under penalty of perjury that the matters set out in the foregoing Certificate are true of their own knowledge.

     Executed at Hayward, California on December ___, 2001.


                                        ----------------------------------------
                                        Richard P. Thompson



                                        ----------------------------------------
                                        Michael Molkentin

                                    EXHIBIT D

                         INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                         SECURITIES PURCHASE AGREEMENT)

A.   Complete the following items in the Securities Purchase Agreement:

     1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

     2.   EXHIBIT D-1 - Stock Certificate Questionnaire:

          Provide the information requested by the Stock Certificate Questionnaire;

     3.   EXHIBIT D-2 - Registration Statement Questionnaire:

          Provide the information requested by the Registration Statement
          Questionnaire:

     4.   EXHIBIT D-3 - Purchaser Certificate:

          Provide the information requested by the Certificate for Individual Purchasers or the Certificate for Corporate, Partnership, Trust, Foundation and Joint Purchasers, as applicable.

     5.   Return the signed Securities Purchase Agreement to:

          Cathlin Suh, Esq.
          Cooley Godward LLP
          One Maritime Plaza, 20th Floor
          San Francisco, California 94111

B. Instructions regarding the transfer of funds for the purchase of Securities will be telecopied to the Purchaser at a later date.

C. Upon the resale of the Securities by the Purchaser after the Registration Statement covering the Securities is effective, as described in the Securities Purchase Agreement, the Purchaser:

     (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

     (ii) must send a letter in the form of Exhibit G to the Company so that the Securities may be properly transferred.

                                      D-1.

                                   EXHIBIT D-1

                               ARADIGM CORPORATION
                         STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.   The exact name that the Securities
     are to be registered in (this is
     the name that will appear on the
     stock certificate(s)). You may use
     a nominee name if appropriate:
                                        ----------------------------------------

2.   The relationship between the
     Purchaser of the Securities and the
     Registered Holder listed in
     response to item 1 above:
                                        ----------------------------------------

3.   The mailing address of the
     Registered Holder listed in
     response to item 1 above:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

4.   The Tax Identification Number of
     the Registered Holder listed in
     response to item 1 above:
                                        ----------------------------------------


                                     D-1-1.

                                   EXHIBIT D-2

                               ARADIGM CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

A.   GENERAL INFORMATION

     1. Please state your organization's name exactly as it should appear in the Registration Statement:


     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                                 [ ] Yes [ ] No

     If yes, please indicate the nature of any such relationships below:

B.   SECURITIES HOLDINGS

     Please fill in all blanks in the following questions related to your BENEFICIAL OWNERSHIP of the Company's capital stock. Generally, the term "BENEFICIAL OWNERSHIP" refers to any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you may not be the holder of record of the securities. For example, securities held in "street name" over which you exercise voting or investment power would be considered BENEFICIALLY OWNED by you. Other examples of indirect ownership include ownership by a partnership in which you are a partner or by an estate or trust of which you or any member of your IMMEDIATE FAMILY is a beneficiary. Ownership of securities held in the names of your spouse, minor children or other relatives who live in the same household may be attributed to you.

--------------------------------------------------------------------------------

     PLEASE NOTE: IF YOU HAVE ANY REASON TO BELIEVE THAT ANY INTEREST IN SECURITIES OF THE COMPANY WHICH YOU MAY HAVE, HOWEVER REMOTE, IS A BENEFICIAL INTEREST, PLEASE DESCRIBE SUCH INTEREST. FOR PURPOSES OF RESPONDING TO THIS QUESTIONNAIRE, IT IS PREFERABLE TO ERR ON THE SIDE OF INCLUSION RATHER THAN EXCLUSION. WHERE THE SEC'S INTERPRETATION OF BENEFICIAL OWNERSHIP WOULD REQUIRE DISCLOSURE OF YOUR INTEREST OR POSSIBLE INTEREST IN CERTAIN SECURITIES OF THE COMPANY, AND YOU BELIEVE THAT YOU DO NOT ACTUALLY POSSESS THE ATTRIBUTES OF BENEFICIAL OWNERSHIP, AN APPROPRIATE RESPONSE IS TO DISCLOSE THE INTEREST AND AT THE SAME TIME DISCLAIM BENEFICIAL OWNERSHIP OF THE SECURITIES.

--------------------------------------------------------------------------------


                                     D-2-1.

     (1) As of NOVEMBER 30, 2001, I owned outright (including shares registered in my name individually or jointly with others, shares held in the name of a bank, broker, nominee, depository or in "street name" for my account), the following number of shares of the Company's capital stock: _________________.

     (2) In addition to the number of shares I own outright as indicated by my answer to question B(1), as of NOVEMBER 30, 2001, I had or shared voting power or investment power, directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, over the following number of shares of the Company's capital stock: _________________.

     If the answer to this question B(2) was not "zero," please complete the following: with whom shared; and the nature of the relationship and any underlying voting trust agreement, investment arrangement or the like:

                 SHARED VOTING POWER:

                 ================== ================== ========================

                  NUMBER OF SHARES   WITH WHOM SHARED   NATURE OF RELATIONSHIP
                 ================== ================== ========================



                 ================== ================== ========================


                 SHARED INVESTMENT POWER:

                 ==============================================================

                  NUMBER OF SHARES   WITH WHOM SHARED   NATURE OF RELATIONSHIP
                 ==============================================================



                 ==============================================================


     (3) As of NOVEMBER 30, 2001, I will have the right to acquire ________ shares of the Company's capital stock pursuant to outstanding stock options issued under the Company's stock option plans and ______ shares pursuant to the exercise of outstanding warrants (none, indicated by "0" above).

                 ===============================================================

                                       OPTIONS AND WARRANTS

                          CLASS                        NUMBER OF SHARES

                 ===============================================================



                 ===============================================================

                                     D-2-2.

          (4) Please identify the natural person or persons who have voting and/or investment control over the Company's securities that you own, and state whether such person(s) disclaims beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     D-2-3.

C.   NASD QUESTIONS

          1. Are you (i) a "member"(1) of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) an "affiliate"(2) of a member of the NASD,
     (iii) a "person associated with a member" or an "associated person of a member"(3) of the NASD or (iv) an immediate family member(4) of any of the foregoing persons? IF YES, please identify the member and describe such relationship (whether direct or indirect), and please respond to Question Number 2 below; IF NO, please proceed directly to Question Number 3.

                               Yes _____ No _____

Description:





--------
(1) NASD defines a "member" as any broker or dealer admitted to membership in the NASD, or any officer or partner or branch manager of such a member, or any person occupying a similar status or performing a similar function for such a member.

(2) The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is in common control with, the person specified. Persons who have acted or are acting on behalf of or for the benefit of a person include, but are not necessarily limited to, directors, officers, employees, agents, consultants and sales representatives. The following should apply for purposes of the foregoing:

      (i) a person should be presumed to control a Member if the person beneficially owns 10 percent or more the outstanding voting securities of a Member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a Member which is a partnership;

      (ii) a Member should be presumed to control a person if the Member and Persons Associated With a Member beneficially own 10 percent or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a person which is a partnership;

      (iii) a person should be presumed to be under common control with a Member if:

               (1) the same person controls both the Member and another person by beneficially owning 10 percent or more of the outstanding voting securities of a Member or person which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a Member or person which is a partnership; or

               (2) a person having the power to direct or cause the direction of the management or policies of the Member or such person also has the power to direct or cause the direction of the management or policies of the other entity in question.

(3) The NASD defines a "person associated with a member" or an "associated person of a member" as being every sole proprietor, partner, equity owner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who directly or indirectly controls or is controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

(4) Immediate family includes parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children, or any other person who is supported, directly or indirectly, to a material extent, by a person associated with a member of the NASD or any other broker/dealer.

                                     D-2-4.

     2. If you answered "yes" to Question Number 1, please furnish any information as to whether any such member intends to participate in any capacity in the public offering, including the details of such participation:

Description:




     3. Are you or have you been an "underwriter or related person"(5) or a person associated with an underwriter or related person, including, without limitation, with respect to the proposed public offering? If yes, please identify the underwriter or related person and describe such relationship (whether direct or indirect).

                               Yes _____ No _____

Description:




     4. If known, please describe in detail any underwriting compensations, arrangements or dealings entered into during the previous twelve months, or proposed to be consummated in the next twelve months, between (i) any underwriter or related person, member of the NASD, affiliate of a member of the NASD, person associated with a member or associated person of a member of the NASD or any immediate family member thereof, on the one hand, and (ii) the Company, or any director, officer or shareholder thereof, on the other hand, which provides for the receipt of any item of value and/or the transfer of any warrants, options or other securities from the Company to any such person (other than the information relating to the arrangements with any investment firm or underwriting organization which may participate in the proposed public offering).

Description:




     5. Have you purchased the securities in the ordinary course of business?

                               Yes _____ No _____




----------
(5) The term "underwriter or related person" includes underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons, including members of the immediate family of such persons.

                                     D-2-5.

The answers to the foregoing questions are correctly stated to the best of my information and belief. I shall advise Cathlin Suh at (415) 693-2013, the Company's outside counsel, promptly of any changes in the foregoing information.


                                    --------------------------------------------
                                    (Print name of Selling Security Holder)


                                    --------------------------------------------
                                    (Signature)


                                    By:
                                        ----------------------------------------
                                    (Name and title of signatory, if stockholder
                                    is an entity)


                                    --------------------------------------------
                                    (Date)

                                     D-2-6.

                                   EXHIBIT D-3

                               ARADIGM CORPORATION
                      CERTIFICATE FOR INDIVIDUAL PURCHASERS

     If the investor is an individual Purchaser (or married couple) the Purchaser must complete, date and sign this Certificate.

                                   CERTIFICATE

     I certify that the representations and responses below are true and accurate:

     In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

     _____ (1) A natural person whose net worth, either individually or jointly with such person's spouse exceeds $1,000,000;

     _____ (2) A natural person who had an income in excess of $200,000, or joint income with the person's spouse in excess of $300,000, in 1998, 1999 and 2000, and reasonably expects to have individual income reaching the same level in 2001;

     _____ (3) An executive officer or director of the Company.


Date:                                   ----------------------------------------
      ---------------------------       Name(s) of Purchaser


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature

                                     D-3-1.

                                   EXHIBIT D-3

                               ARADIGM CORPORATION
                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION, AND JOINT PURCHASERS

     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

     The undersigned certifies that the representations and responses below are true and accurate:

     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

     (b) Indicate the form of entity of the undersigned:

          [ ] Limited Partnership

          [ ] General Partnership

          [ ] Corporation

          [ ] Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor:
                                                                   -------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------
              (Continue on a separate piece of paper, if necessary.)

          [ ] Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries:
                                                                        --------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------
              (Continue on a separate piece of paper, if necessary.)

          [ ] Other form of organization (indicate form of organization
              (            ).
               ------------

          (c)  Indicate the approximate date the undersigned entity was formed:

               -------------------------

                                     D-3-2.

          (d) In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please INITIAL EACH CATEGORY applicable to you as an investor in the Company.

          _______ (1) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
     Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          _______ (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

          _______ (3) An insurance company as defined in Section 2(13) of the Securities Act;

          _______ (4) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

          _______ (5) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          _______ (6) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          _______ (7) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          _______ (8) A private business development company as defined in
     Section 202(a)(22) of the Investment Advisers Act of 1940;

          _______ (9) An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

          _______ (10) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

                                     D-3-3.

          _______ (11) An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (Continue on a separate piece of paper, if necessary.)

Dated:
       --------------------------


----------------------------------------
Name of investor

----------------------------------------
Signature and title of authorized
officer, partner or trustee

                                     D-3-4.

[COOLEY GODWARD LLP LETTERHEAD]

December 14, 2001



TO THE PURCHASERS LISTED
ON EXHIBIT A HERETO

Ladies and Gentlemen:

     We have acted as counsel for Aradigm Corporation, a California corporation (the "Company"), in connection with the issuance and sale pursuant to the terms of the Securities Purchase Agreement dated as of December 11, 2001 (the "Agreement"), by and among the Company and the purchasers named therein (each, a "Purchaser" and collectively, the "Purchasers"), of an aggregate of 2,001,236 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Shares") and warrants to purchase an aggregate of up to 5,203,212 shares of the Company's Common Stock (the "Warrants"). We are rendering this opinion pursuant to Section 5.4 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

     In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of officers of the Company and have not independently sought to verify such matters. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

     In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Warrants (collectively, the "Transaction Documents")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Transaction Documents; that the Transaction Documents are obligations binding upon the parties thereto other than the Company; if you or any Purchasers are a corporation or other entity, that such entities have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that

To The Purchasers Listed
on Exhibit A Hereto
December 14, 2001
Page Two


there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereunder.

     Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

     With regard to our opinion in paragraph 2 below with respect to the Company's obligation to qualify to do business in various states, we have relied solely on a certificate of an officer of the Company regarding the states in which the Company owns or leases property or has employees or other representatives with authority to bind it to contracts; we have made no further investigation.

     With regard to our opinion in paragraph 6 below, we express no opinion with respect to any required consents, approvals, authorizations, orders, filings, registrations and qualifications under any antitrust laws, rules or regulations of the United States.

     On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

2. The Company has the requisite corporate power to enter into and perform its obligations under the Transaction Documents. The Company has the requisite corporate power to own its properties and assets and to conduct its business as, to the best of our knowledge, it is currently being conducted, and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

3. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 7.4 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

To The Purchasers Listed
on Exhibit A Hereto
December 14, 2001
Page Three

4. The Preferred Shares and the Warrants have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Preferred Shares and the Warrants will be duly authorized and validly issued and the Preferred Shares will be fully paid and nonassessable. Following the Common Increase, the shares of Common Stock issuable upon conversion of the Preferred Shares will be duly authorized and reserved for issuance, and when issued upon conversion of the Preferred Shares in accordance with the Purchase Agreement and the Company's Certificate of Determination of Preferences of Series A Convertible Preferred Stock, will be validly issued, fully paid and nonassessable. Following the Common Increase, the shares of Common Stock issuable upon exercise of the Warrants will be duly authorized and reserved for issuance, and upon issuance and delivery upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5. The execution and delivery of the Transaction Documents by the Company and the offer, issuance and sale of the Preferred Shares and the Warrants pursuant to the Agreement do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

6. All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the issuance of the Preferred Shares and the Warrants have been made or obtained, except (a) for the filing of the notice to be filed under California Corporations Code
     Section 25102.1(d), (b) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (c) other Blue Sky filings.

7. The offer and sale of the Preferred Shares and the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent; except that each Purchaser may rely on this opinion as if it were addressed and delivered to such Purchaser on the date hereof.

Cooley Godward LLP

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


New Enterprise Associates 10, Limited
Partnership
1119 St. Paul Street
Baltimore, Maryland 21202

Domain Public Equity Partners L.P.
One Palmer Square, Suite 515
Princeton, New Jersey 08542

Camden Partners Strategic Fund II-A, L.P.
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, MD 21202

Camden Partners Strategic Fund II-B, L.P.
c/o Camden Partners, Inc.
One South Street, Suite 2150
Baltimore, MD 21202

Castle Creek Healthcare Partners LLC
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604

CC Lifescience, Ltd.
c/o Castle Creek Healthcare Partners, LLC
111 West Jackson Boulevard, Suite 2020
Chicago, Illinois 60604

MPM BioEquities Master Fund LP
601 Gateway Blvd., Suite 360
South San Francisco, California 94080

Federated Kaufmann Fund
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

                                    EXHIBIT F

                               ARADIGM CORPORATION

IMPORTANT - DO NOT REMOVE THIS INSTRUCTION SHEET FROM THE ATTACHED SHARE CERTIFICATE UNLESS AND UNTIL THE SHARES ARE SOLD AS FOLLOWS:

(1) THE SHARES ARE RESOLD PURSUANT TO THE REGISTRATION STATEMENT ON FORM S-3 (NO. [________________]), AND, IN CONNECTION WITH SUCH RESALE, THE HOLDER HAS DELIVERED TO THE PURCHASER OF THE SHARES A CURRENT PROSPECTUS AND HAS PROVIDED TO THE COMPANY OR TO THE TRANSFER AGENT FOR THE COMPANY'S STOCK A PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE; OR

(2) THE SHARES ARE RESOLD IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT, PRIOR TO SUCH RESALE, THE HOLDER HAS NOTIFIED THE COMPANY OF SUCH DISPOSITION AND PROVIDED THE COMPANY WITH WRITTEN ASSURANCES, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH THE REQUIREMENTS OF SUCH EXEMPTION.





                    DO NOT REMOVE THIS INSTRUCTION SHEET FROM
                         THE ATTACHED SHARE CERTIFICATE
                            EXCEPT IN ACCORDANCE WITH
                        THE INSTRUCTIONS SET FORTH ABOVE.


                                      F-1.

                                    EXHIBIT G

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To:  [INSERT TRANSFER AGENT]

     ATTENTION: [________________]

     The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that _____________________________
________ institution was the                       [FILL IN NAME OF INSTITUTION]

Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _________________ either (i) in
accordance with the registration                  [DATE]

statement, file number [_______________] in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("RULE 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

       Name of Purchaser:
                          ------------------------------------------------------

       Name of Individual
       representing Purchaser (if
       an Institution):
                          ------------------------------------------------------

       Title of Individual
       representing Purchaser (if
       an Institution):
                          ------------------------------------------------------

Signature by:

       Purchaser or Individual
       representing Purchaser:
                               -------------------------------------------------


                                      G-1.